UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2013 (March 29, 2013)

United Realty Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street

New York, NY 10005

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 29, 2013, United Realty Advisors LP (the “Advisor”), the advisor of United Realty Trust Incorporated (the “Company”), assigned to the Company’s operating partnership, United Realty Capital Operating Partnership L.P. (the “Operating Partnership”), its 76.67% membership interest, with an agreed value of $1.15 million, in Parker Note Acquisition, LLC (“Note LLC”). Note LLC is the owner of a promissory note (the “Promissory Note”), dated March 1, 2010, in the original principal amount of $1.5 million, made by Parker Avenue Associates, LLC, as borrower (the “Borrower”), to 70 Parker Avenue Properties, Inc., as lender (the “Lender”), which Promissory Note had previously been assigned by the Lender to Note LLC on May 6, 2011. The Promissory Note evidences a senior purchase-money mortgage loan (the “Loan”) extended on March 1, 2010 by the Lender to the Borrower and is secured by properties located at 58 and 70 Parker Avenue, Poughkeepsie, New York (together, the “Property”). On March 27, 2013 McGrath Realty Inc. issued its broker’s opinion of value for the Property, concluding a value range between $2.1 million and $2.3 million. On March 27, 2013 the Advisor retained KTR Real Estate Advisors LLC (“KTR”) to perform a self-contained appraisal of the Property. On March 28, 2013, KTR issued a preliminary findings letter, subject to the completion of its appraisal, concluding that the current value of the Property, based on preliminary findings, is at least $2.0 million. The Advisor assigned its interest in Note LLC to the Operating Partnership in satisfaction of a $1.15 million obligation owing by the Advisor to the Company. The Company’s board of directors approved the agreed value of the 76.67% membership interest in Note LLC based on what it determined to be the likely value of the Property.

Previously, on March 28, 2013, Summer Investors, LLC (“Summer”), an affiliate of Jacob Frydman, the Company’s Chief Executive Officer, Secretary and Chairman of the Board of Directors and a principal of United Realty Advisor Holdings LLC, the Company’s sponsor, had assigned a 76.67% membership interest (out of its 100% membership interest) in Note LLC to the Advisor, which 76.67% membership interest was further assigned to the Operating Partnership, as described in the preceding paragraph.

On March 29, 2013, the Operating Partnership formed Parker Note Holdings, LLC with Summer (“Note Holdings”). On the same date, the Operating Partnership contributed to Note Holdings its 76.67% membership interest in Note LLC, and Summer contributed to Note Holdings its 23.33% membership interest in Note LLC.

Pursuant to the terms of the limited liability company agreement of Note Holdings, dated March 29, 2013, between the Operating Partnership, as the managing member, and Summer, as the non-managing member (the “JV Agreement”), the Operating Partnership’s capital contribution has an agreed value of $1.15 million, and represents a 76.67% membership interest in Note Holdings, and Summer’s capital contribution has an agreed value of $350,000, and represents a 23.33% membership interest in Note Holdings.

Under the terms of the JV Agreement, distributions of available cash by Note Holdings will be made to each member on a pro rata basis in accordance with each member’s respective percentage membership interest. The JV Agreement further provides that Summer assumes and agrees to be responsible for all obligations of Note LLC to the Lender that existed as of March 29, 2013. In addition, Summer has agreed to advance all litigation expenses associated with prosecuting the existing foreclosure action initiated by Note LLC with respect to the Loan (as further described below), and Note Holdings has agreed to reimburse Summer for litigation expenses only after Note Holdings has distributed $1.15 million to the Operating Partnership. If, after the collection of all the sums due Note LLC under the Loan (whether by payment from the Borrower, by sale of the Loan or, after the vesting of title to the Property in Note Holdings or in Note LLC as a result of foreclosure, by sale of the Property) and the distribution thereof by Note Holdings to the members, the Operating Partnership has not received aggregate distributions of at least $1.15 million, Summer will pay to Note Holdings the difference between $1.15 million and the aggregate distributions received by the Operating Partnership from Note Holdings, which amount Note Holdings will distribute to the Operating Partnership.

The Property is directly adjacent to Walkway Over the Hudson State Historic Park (the “Walkway”), which features a historic rail bridge converted in 2009 to a linear walkway spanning the Hudson River. At 212 feet tall and 1.28 miles long, it is the longest elevated pedestrian bridge in the world and a major New York state tourist attraction, and recorded over one million visitors in 2012.

The Property consists of two tax parcels: parcel “A,” at 2.10 acres; and parcel “B,” at 0.93 acres; for a total of 3.03 acres. Parcel “B” is a vacant lot currently being utilized as an overflow parking area for the Walkway and the Dutchess Rail Trail. Although no rent is currently being collected, in the Company’s opinion, Parcel “B” presents an opportunity to develop a paid parking facility. Parcel “A,” located directly across the street from the entrance to the Walkway, includes a vacant three-story brick loft building consisting of approximately 52,000 rentable square feet and several vacant outbuildings consisting of an aggregate of approximately 2,000 rentable square feet. The Company believes that Parcel “A” presents a potential value-add redevelopment opportunity for retail, entertainment and cultural uses complementary to the Walkway. In the Company’s judgment, several redevelopment projects of brick warehouses into loft-style townhouses and apartments have had recent success in the local market. The Company believes that the potential for conversion of Parcel “A” is furthered elevated because the site is located only short distance from the Poughkeepsie Train Station and Metro-North, Main Street retail, Marist and Vassar Colleges, and St. Francis and Vassar Hospitals.

On May 29, 2012, as a result of payment and other defaults by the Borrower under the Loan, Note LLC filed a Notice of Pendency and initiated a mortgage foreclosure action with respect to the Property in the Dutchess Supreme and County Court (the “Court”). On March 10, 2013, the Court granted Note LLC’s motion for appointment of a receiver for its benefit, to, inter alia, rent or lease the Property and collect rents and profits. An offer to rent a portion of Parcel “A” has recently been made by a prospective tenant, but there is no assurance that the terms of any lease will be acceptable to the receiver or that a lease will ever be consummated.

The foregoing descriptions of the JV Agreement and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the JV Agreement and Promissory Note, which will be filed with the Securities and Exchange Commission with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REALTY TRUST INCORPORATED

Date: April 4, 2013	By:	/s/ Jacob Frydman
		Name:	Jacob Frydman
		Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors